Exhibit 99.2

USE OF CERTAIN TERMS

Except as otherwise indicated or unless the context otherwise requires, the information included in this offering circular about Mallinckrodt (as defined below) assumes the completion of all of the transactions referred to in this offering circular in connection with the Ikaria Acquisition (as defined below). As used in this offering circular, except where otherwise specified or unless the context otherwise requires:

•	the “Issuer” refers to Mallinckrodt International Finance S.A., a Luxembourg public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 42-44, avenue de la Gare, L-1610 Luxembourg and being registered with the Luxembourg trade and companies register under number B.172.865 and an indirect wholly owned subsidiary of Mallinckrodt plc;

•	the “U.S. Co-Issuer” refers to Mallinckrodt CB LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Issuer;

•	the “Issuers” refers to the Issuer and the U.S. Co-Issuer, collectively;

•	“we,” “us,” and “our” refer to the Issuer and its direct and indirect subsidiaries;

•	“Mallinckrodt plc” and “Parent” refer to Mallinckrodt plc, an Irish public limited company, excluding its subsidiaries;

•	“Mallinckrodt Pharmaceuticals,” “Mallinckrodt,” “our company” and “the company,” except as otherwise indicated, refer to Mallinckrodt plc, an Irish public limited company, and its subsidiaries;

•	“Cadence” refers to Cadence Pharmaceuticals, Inc., which entity changed its name to Mallinckrodt Hospital Products Inc. as of March 27, 2015;

•	“Questcor” refers to Questcor Pharmaceuticals, Inc.;

•	“initial purchasers” refers to the firms listed in the section entitled “Plan of Distribution”;

•	the “Ikaria Purchase Agreement” refers to the Stock Purchase Agreement, dated as of March 5, 2015, by and among Mallinckrodt plc, Mallinckrodt Enterprises, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Mallinckrodt plc (“Purchaser”), Compound Holdings I, LLC, a Delaware limited liability company (“Seller”), and Compound Holdings II, Inc., a Delaware corporation and wholly owned subsidiary of Seller (“Target”);

•	“Ikaria” refers to Ikaria, Inc., a Delaware corporation and wholly owned subsidiary of Target;

•	the “Ikaria Acquisition” or the “acquisition of Ikaria” refers to the proposed acquisition of Target by Purchaser pursuant to the Ikaria Purchase Agreement; and

•	the “Transactions” refers to the Ikaria Acquisition and the consummation of this offering.

Except as otherwise indicated, references in this offering circular to Mallinckrodt’s fiscal 2014, fiscal 2013, fiscal 2012, fiscal 2011 and fiscal 2010 are to Mallinckrodt’s fiscal years ended September 26, 2014, September 27, 2013, September 28, 2012, September 30, 2011 and September 24, 2010, respectively. Except as otherwise indicated, all references to “dollars” or “$” in this offering circular are references to U.S. dollars.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of (i) the pending acquisition of Target and Ikaria by Mallinckrodt, which was announced on March 5, 2015, (ii) the acquisition of Questcor by Mallinckrodt, which was completed on August 14, 2014, (iii) the acquisition of Cadence by Mallinckrodt, which was completed on March 19, 2014, (iv) the related financings to fund the transactions based on the historical financial position and results of operations of Mallinckrodt and (v) the related tax effects from the transactions.

The fiscal year of Mallinckrodt ends on the last Friday in September and the fiscal years of Ikaria, Questcor and Cadence end on December 31. The following unaudited pro forma condensed combined statement of income for the fiscal year ended September 26, 2014 was prepared based on the following historical periods: (i) the historical consolidated statement of income of Mallinckrodt for the fiscal year ended September 26, 2014, (ii) the historical condensed statement of operations of Cadence for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the statement of operations for the fiscal year ended December 31, 2013, (iii) the unaudited financial information of Cadence for the period January 1, 2014 to March 18, 2014, (iv) the historical consolidated condensed statement of income of Questcor for the three months ended December 31, 2013, which was derived by subtracting the consolidated condensed statement of income for the nine months ended September 30, 2013 from the consolidated statement of income for the fiscal year ended December 31, 2013, (v) the historical consolidated condensed statement of income of Questcor for the six months ended June 30, 2014, (vi) the unaudited financial information of Questcor for the period July 1, 2014 to August 14, 2014, (vii) the unaudited pro forma condensed statement of operations of Target for the nine month period ended September 30, 2014, which was derived by subtracting the pro forma condensed statement of operations for the three month period ended December 31, 2014 from the pro forma condensed statement of operations for the fiscal year ended December 31, 2014 and (viii) the pro forma condensed statement of operation of Ikaria for the three month period ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine month period ended September 30, 2013 from the audited condensed statement of operations for the fiscal year ended December 31, 2013. The following unaudited pro forma condensed combined statement of income for the three months ended December 26, 2014 was prepared based on the following historical periods: (i) the historical condensed consolidated statement of income of Mallinckrodt for the three months ended December 26, 2014 and (ii) the historical condensed statement of operations of Target for the three months ended December 31, 2014. The following unaudited pro forma condensed combined statement of income for the three months ended December 27, 2013 was prepared based on the following historical periods: (i) the historical condensed combined statement of income of Mallinckrodt for the three months ended December 27, 2013, (ii) the historical condensed statement of operations of Cadence for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the condensed statement of operations for the fiscal year ended December 31, 2013, (iii) the historical consolidated condensed statement of income of Questcor for the three months ended December 31, 2013, which was derived by subtracting the consolidated condensed statement of income for the nine months ended September 30, 2013 from the consolidated statement of income for the fiscal year ended December 31, 2013 and (iv) the historical consolidated condensed statement of operations of Ikaria for the three months ended December 31, 2013, which was derived by subtracting the consolidated condensed statement of operations for the nine months ended September 30, 2013 from the consolidated statement of operations for the fiscal year ended December 31, 2013.

The following unaudited pro forma condensed combined statement of income for the twelve months ended December 26, 2014 was prepared based on the following historical periods: (i) the historical condensed consolidated and combined statement of income of Mallinckrodt for the nine months ended September 26, 2014, which was derived by subtracting the condensed combined statement of income for the three months ended December 27, 2013 from the consolidated and combined statement of income for the fiscal year ended September 26, 2014, (ii) the historical consolidated condensed statement of income of Mallinckrodt for the three months ended December 26, 2014, (iii) the unaudited financial information of Cadence for the period January 1, 2014 to March 18, 2014, (iv) the historical consolidated condensed statement of income of Questcor for the six months ended June 30, 2014, (v) the unaudited financial information of Questcor for the period July 1, 2014 to August 14, 2014 and (vi) the unaudited pro forma condensed statement of operations of Target for the fiscal year ended December 31, 2014.

The following unaudited pro forma condensed combined balance sheet was prepared based on the following historical dates: (i) the historical condensed consolidated balance sheet of Mallinckrodt as of December 26, 2014, which includes balances related to Cadence following the completion of the acquisition of Cadence on March 19, 2014 and Questcor following the completion of the acquisition of Questcor on August 14, 2014, and (ii) the historical condensed consolidated balance sheet of Target as of December 31, 2014.

The following Ikaria unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2014 was prepared based on the following historical periods: (i) the historical consolidated condensed statement of operations of Ikaria for the predecessor period ended February 12, 2014 and (ii) the historical consolidated condensed statement of operations of Target for the successor period ended December 31, 2014.

The following Ikaria unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2014 was prepared based on the following historical period: the historical consolidated condensed statement of operations of Compound Holdings II for the three months ended December 31, 2014.

The following Ikaria unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2013 was prepared based on the following historical periods: (i) the historical consolidated condensed statement of operations of Ikaria, Inc. for the three months ended December 31, 2013, which was derived by subtracting the consolidated condensed statement of operations for the nine months ended September 30, 2013 from the consolidated condensed statement of operations for the fiscal year ended December 31, 2014.

The following Ikaria unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2014 was derived by subtracting the Ikaria unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2014 from the Ikaria unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2014 and adding the Ikaria unaudited pro forma condensed combined statement of operations for the three months ended December 31, 2013.

For further information on historical Mallinckrodt, Cadence, Questcor and Ikaria financial information, refer to Notes 4, 5 and 6, respectively, of the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma adjustments are preliminary and are based upon available information and certain assumptions, described in the accompanying notes to the unaudited pro forma combined financial information that management believes are reasonable under the circumstances. Actual results may differ materially from the unaudited pro forma combined financial information (including the assumptions within the accompanying unaudited pro forma combined financial information).

The following unaudited pro forma condensed combined financial information has been prepared to reflect the acquisitions of Cadence, Questcor and Ikaria and the related financings and is provided for informational purposes only. The unaudited pro forma condensed combined statements of income assume that the aforementioned transactions occurred on September 28, 2013. The unaudited pro forma condensed combined statements of income are not necessarily indicative of operating results that would have been achieved had the acquisitions of Cadence, Questcor and Ikaria occurred on September 28, 2013, nor is it intended to project the future financial results of Mallinckrodt after the acquisitions. The unaudited pro forma condensed combined balance sheet assumes that the Ikaria Acquisition was completed on December 26, 2014. The unaudited pro forma condensed combined balance sheet does not necessarily reflect what Mallinckrodt’s financial position would have been had the Ikaria Acquisition been completed on December 26, 2014, or for any future or historical period.

The Ikaria unaudited pro forma condensed combined statements of operations assume that the Target’s acquisition of Ikaria occurred on January 1, 2014. The unaudited pro forma condensed combined statements of operation are not necessarily indicative of operating results that would have been achieved had the Target’s acquisition of Ikaria occurred on January 1, 2014, nor is it intended to project the future financial results of Target after the completion of its acquisition of Ikaria.

The unaudited pro forma condensed combined financial information has been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable and do not reflect the cost of any integration activities, benefits from any synergies that may be derived from the acquisitions of Cadence, Questcor and Ikaria or revenue growth that may be anticipated. These unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the historical financial statements and related notes of Mallinckrodt, Cadence and Questcor incorporated by reference into this offering circular and the historical financial statements and related notes of Target and Ikaria included in this offering circular.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

For the Fiscal Year Ended September 26, 2014

(in millions, except per share data)

	Historical Mallinckrodt	Historical Cadence	Cadence Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Cadence Acquisition	Historical Questcor	Questcor Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Questcor Acquisition
Net sales	2,540.4	65.7	—		2,606.1	881.1	—		3,487.2
Cost of sales	1,337.3	22.0	62.4	a, b, c	1,421.7	76.4	240.2	h, i	1,738.3

Gross profit	1,203.1	43.7	(62.4)		1,184.4	804.7	(240.2)		1,748.9

Selling, general and administrative expenses	842.1	73.1	(45.2)	c, d, e	870.0	294.8	(91.7)	j, k	1,073.1
Research and development expenses	166.9	3.4	—		170.3	73.8	—		244.1
Separation costs	9.6	—	—		9.6	—	—		9.6
Restructuring charges, net	128.6	—	—		128.6	—	—		128.6

Non-restructuring impairments	355.6	—	—		355.6	—	—		355.6
Gains on divestiture and license	(15.6)	—	—		(15.6)	—	—		(15.6)

Operating income	(284.1)	(32.8)	(17.2)		(334.1)	436.1	(148.5)		(46.5)

Interest expense	(82.6)	(2.3)	(21.6)	f	(106.5)	—	(72.5)	l	(179.0)
Interest income	1.5	—	—		1.5	—	—		1.5
Other income, net	1.8	—	—		1.8	(0.6)	—		1.2

Income from continuing operations before income taxes	(363.4)	(35.1)	(38.8)		(437.3)	435.5	(221.0)		(222.8)

Provision for income taxes	(44.8)	—	(38.5)	g	(83.3)	150.9	36.8	m	104.4

Income from continuing operations	(318.6)	(35.1)	(0.3)		(354.0)	284.6	(257.8)		(327.2)

Earnings (loss) per share from continuing operations:
Basic	(4.91)
Diluted	(4.91)

Weighted-average shares outstanding:
Basic	64.9						49.1	n
Diluted	64.9						49.1	n

(Continued on next page)

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

For the Fiscal Year Ended September 26, 2014

(in millions, except per share data)

(Continued)

	Mallinckrodt Subtotal After Questcor Acquisition	Pro Forma Ikaria	Ikaria Acquisition Pro Forma Adjustments		Pro Forma
Net sales	3,487.2	402.8	—		3,890.0
Cost of sales	1,738.3	54.0	129.5	o	1,921.8

Gross profit	1,748.9	348.8	(129.5)		1,968.2

Selling, general and administrative expenses	1,073.1	120.3	(48.8)	o	1,144.6
Research and development expenses	244.1	41.3	—		285.4
Separation costs	9.6	—	—		9.6
Restructuring charges, net	128.6	—	—		128.6

Non-restructuring impairments	355.6	—	—		355.6
Gains on divestiture and license	(15.6)	—	—		(15.6)

Operating income	(46.5)	187.2	(80.7)		60.0

Interest expense	(179.0)	(84.6)	11.1	p	(252.5)
Interest income	1.5	0.3	—		1.8
Other income, net	1.2	—	—		1.2

Income from continuing operations before income taxes	(222.8)	102.9	(69.6)		(189.5)

Provision for income taxes	104.4	46.9	(34.5)	q	116.8

Income from continuing operations	(327.2)	56.0	(35.1)		(306.3)

Earnings (loss) per share from continuing operations:
Basic					(2.68)
Diluted					(2.68)

Weighted-average shares outstanding:
Basic					114.0
Diluted					114.0

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended December 26, 2014

(in millions, except per share data)

	Historical Mallinckrodt	Pro Forma Ikaria	Ikaria Acquisition Pro Forma Adjustments		Pro Forma
Net sales	866.3	101.3	—		967.6
Cost of sales	427.6	15.0	32.4	o	475.0

Gross profit	438.7	86.3	(32.4)		492.6

Selling, general and administrative expenses	262.5	64.9	(16.4)	o	311.0
Research and development expenses	42.4	12.1	—		54.5
Separation costs	—	—	—		—
Restructuring charges, net	7.2	—	—		7.2

Non-restructuring impairments	—	—	—		—
Gains on divestiture and license	(0.8)	—	—		(0.8)

Operating income	127.4	9.3	(16.0)		120.7

Interest expense	(48.8)	(19.8)	1.4	p	(67.2)
Interest income	0.1	—	—		0.1
Other income, net	4.1	—	—		4.1

Income from continuing operations before income taxes	82.8	(10.5)	(14.6)		57.7

Provision for income taxes	(9.3)	(3.2)	(7.5)	q	(20.0)

Income from continuing operations	92.1	(7.3)	(7.1)		77.7

Earnings (loss) per share from continuing operations:
Basic	0.79				0.68
Diluted	0.78				0.67

Weighted-average shares outstanding:
Basic	114.8				114.8
Diluted	116.3				116.3

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended December 27, 2013

(in millions, except per share data)

	Historical Mallinckrodt	Historical Cadence	Cadence Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Cadence Acquisition	Historical Questcor	Questcor Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Questcor Acquisition
Net sales	540.2	35.3	—		575.5	242.9	—		818.4
Cost of sales	284.6	11.9	39.5	a, c	336.0	20.9	71.6	h	428.5

Gross profit	255.6	23.4	(39.5)		239.5	222.0	(71.6)		389.9
Selling, general and administrative expenses	146.2	24.4	0.8	c, d	171.4	63.7	—	j	235.1
Research and development expenses	39.0	2.0	—		41.0	19.6	—		60.6
Separation costs	2.2	—	—		2.2	—	—		2.2
Restructuring charges, net	8.0	—	—		8.0	—	—		8.0
Non-restructuring impairments	—	—	—		—	—	—		—
Gains on divestiture and license	(12.9)	—	—		(12.9)	—	—		(12.9)

Operating income	73.1	(3.0)	(40.3)		29.8	138.7	(71.6)		96.9
Interest expense	(9.8)	(1.1)	(11.7)	F	(22.6)	—	(20.8)	l	(43.4)
Interest income	0.3	—	—		0.3	—	—		0.3
Other income, net	(0.6)	—	—		(0.6)	—	—		(0.6)

Income from continuing operations before income taxes	63.0	(4.1)	(52.0)		6.9	138.7	(92.4)		53.2
Provision for income taxes	16.6	—	(26.3)	g	(9.7)	48.8	(46.8)	m	(7.7)

Income from continuing operations	46.4	(4.1)	(25.7)		16.6	89.9	(45.6)		60.9
Earnings (loss) per share from continuing operations:
Basic	0.80
Diluted	0.79
Weighted-average shares outstanding:
Basic	57.8						55.5	n
Diluted	58.4						57.3	n

(Continued on next page)

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Three Months Ended December 27, 2013

(in millions, except per share data)

(Continued)

	Mallinckrodt Subtotal After Questcor Acquisition	Pro Forma Ikaria	Ikaria Acquisition Pro Forma Adjustments		Pro Forma
Net sales	818.4	98.2	—		916.6
Cost of sales	428.5	14.2	32.4	o	475.1

Gross profit	389.9	84.0	(32.4)		441.5
Selling, general and administrative expenses	235.1	33.8	—		268.9
Research and development expenses	60.6	16.0	—		76.6
Separation costs	2.2	—	—		2.2
Restructuring charges, net	8.0	—	—		8.0
Non-restructuring impairments	—	—	—		—
Gains on divestiture and license	(12.9)	—	—		(12.9)

Operating income	96.9	34.2	(32.4)		98.7
Interest expense	(43.4)	(23.1)	4.7	p	(61.8)
Interest income	0.3	0.2	—		0.5
Other income, net	(0.6)	—	—		(0.6)

Income from continuing operations before income taxes	53.2	11.3	(27.7)		36.8
Provision for income taxes	(7.7)	12.9	(12.5)	q	(7.3)

Income from continuing operations	60.9	(1.6)	(15.2)		44.1
Earnings (loss) per share from continuing operations:
Basic					0.39
Diluted					0.38
Weighted-average shares outstanding:
Basic					113.3
Diluted					115.7

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 26, 2014

(in millions, except per share data)

	Historical Mallinckrodt	Historical Cadence	Cadence Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Cadence Acquisition	Historical Questcor	Questcor Acquisition Pro Forma Adjustments		Mallinckrodt Subtotal After Questcor Acquisition
Net sales	2,866.5	30.4	—		2,896.9	638.2	—		3,535.1
Cost of sales	1,480.3	10.1	22.9	a, b, c	1,513.3	55.5	168.6	h,i	1,737.4

Gross profit	1,386.2	20.3	(22.9)		1,383.6	582.7	(168.6)		1,797.7
Selling, general and administrative expenses	958.4	48.7	(46.0)	c, d, e	961.1	231.1	(91.7)	j,k	1,100.5
Research and development expenses	170.3	1.4	—		171.7	54.2	—		225.9
Separation costs	7.4	—	—		7.4	—	—		7.4
Restructuring charges, net	127.8	—	—		127.8	—	—		127.8
Non-restructuring impairments	355.6	—	—		355.6	—	—		355.6
Gains on divestiture and license	(3.5)	—	—		(3.5)	—	—		(3.5)

Operating income	(229.8)	(29.8)	23.1		(236.5)	297.4	(76.9)		(16.0)
Interest expense	(121.6)	(1.2)	(9.9)	f	(132.7)	—	(51.7)	l	(184.4)
Interest income	1.3	—	—		1.3	—	—		1.3
Other income, net	6.5	—	—		6.5	(0.6)	—		5.9

Income from continuing operations before income taxes	(343.6)	(31.0)	13.2		(361.4)	296.8	(128.6)		(193.2)
Provision for income taxes	(70.7)	—	(12.2)	g	(82.9)	102.1	83.6	m	102.8

Income from continuing operations	(272.9)	(31.0)	25.4		(278.5)	194.7	(212.2)		(296.0)

(Continued on next page)

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 26, 2014

(in millions, except per share data)

(Continued)

	Mallinckrodt Subtotal After Questcor Acquisition	Pro Forma Ikaria	Ikaria Acquisition Pro Forma Adjustments		Pro Forma
Net sales	3,535.1	405.9	—		3,941.0
Cost of sales	1,737.4	54.8	129.5	o	1,921.7

Gross profit	1,797.7	351.1	(129.5)		2,019.3
Selling, general and administrative expenses	1,100.5	151.4	(65.2)	o	1,186.7
Research and development expenses	225.9	37.4	—		263.3
Separation costs	7.4	—	—		7.4
Restructuring charges, net	127.8	—	—		127.8
Non-restructuring impairments	355.6	—	—		355.6
Gains on divestiture and license	(3.5)	—	—		(3.5)

Operating income	(16.0)	162.3	(64.3)		82.0
Interest expense	(184.4)	(81.3)	7.8	p	(257.9)
Interest income	1.3	0.1	—		1.4
Other income, net	5.9	—	—		5.9

Income from continuing operations before income taxes	(193.2)	81.1	(56.5)		(168.6)
Provision for income taxes	102.8	30.8	(29.5)	q	104.1

Income from continuing operations	(296.0)	50.3	(27.0)		(272.7)

See the accompanying notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 26, 2014

(in millions)

	Historical Mallinckrodt	Historical Compound Holdings II, Inc.	Ikaria Acquisition Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$899.0	$98.9	$(910.0)	a	$87.9
Accounts receivable, net	508.5	64.6	—		573.1
Inventories	369.3	51.6	98.4	b	519.3
Prepaid expenses and other current assets	288.2	32.2	(12.0)	c	308.4

Total current assets	2,065.0	247.3	(823.6)		1,488.7
Property, plant and equipment, net	945.6	64.1	—		1,009.7
Goodwill	2,413.7	457.9	58.7	d	2,930.3
Intangible assets, net	6,984.9	969.5	1,253.9	e	9,208.3
Other assets	364.4	32.1	(1.2)	f	395.3

Total Assets	12,773.6	1,770.9	487.8		15,032.3

Liabilities and Shareholders’ Equity
Current Liabilities:
Current maturities of long-term debt	22.9	69.8	(69.8)	f	22.9
Accounts payable	122.4	12.3			134.7
Accrued and other current liabilities	619.7	43.1	25.5	c	688.3

Total current liabilities	765.0	125.2	(44.3)		845.9
Long-term debt	3,942.2	1,092.3	347.7	f	5,382.2
Pension and other postretirement benefits	116.2	—	—		116.2
Deferred income taxes	2,344.1	278.3	479.0	c	3,101.4
Other liabilities	534.3	0.5	—		534.8

Total Liabilities	7,701.8	1,496.3	782.4		9,980.5
Shareholders’ Equity:
Preferred shares	—	—	—		—
Ordinary shares	23.3	—	—		23.3
Ordinary shares held in treasury at cost	(28.1)	—	—		(28.1)
Additional paid-in capital	5,225.3	414.6	(414.6)	g	5,225.3
Retained earnings (accumulated deficit)	(193.1)	(139.8)	119.8	g, h	(213.1)
Accumulated other comprehensive income	44.4	(0.2)	0.2	g	44.4

Total Shareholders’ Equity	5,071.8	274.6	(294.6)		5,051.8

Total Liabilities and Shareholders’ Equity	12,773.6	1,770.9	487.8		15,032.3

See the accompanying notes to the unaudited pro forma combined financial information.

IKARIA UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Fiscal Year Ended December 31, 2014

(in millions, except per share data)

	Ikaria, Inc. Period Ended February 12, 2014	Compound Holdings II, Inc. Period Ended December 31, 2014	Combined Ikaria Fiscal Year Ended December 31, 2014	Pro Forma Adjustments		Pro Forma Ikaria Fiscal Year Ended December 31, 2014
Revenues:
Net Sales	47.9	347.2	395.1	—		395.1
Sales to related parties	0.3	10.5	10.8	—		10.8

Total revenues	48.2	357.7	405.9	—		405.9
Operating expenses:
Cost of sales	6.3	336.2	342.5	(287.7)	a	54.8
Selling, general and administrative	12.3	79.3	91.6	—		91.6
Research and development	8.6	29.9	38.5	(1.1)	b	37.4
Amortization of acquired intangibles	—	57.5	57.5	7.6	c	65.1
Merger transaction costs and expenses	64.7	7.6	72.3	(72.3)	d	—
Other operating (income) expense, net	0.3	(5.6)	(5.3)	—		(5.3)

Total operating costs and expenses	92.2	504.9	597.1	(353.5)		243.6

Income from operations	(44.0)	(147.2)	(191.2)	353.5		162.3
Other (expense) income:
Interest income	—	0.1	0.1	—		0.1
Interest expense	(9.5)	(71.8)	(81.3)	—		(81.3)
Loss on extinguishment of debt	—	—	—	—		—

Other expense, net	(9.5)	(71.7)	(81.2)	—		(81.2)

(Loss) income before income taxes	(53.5)	(218.9)	(272.4)	353.5		81.1
Income tax (benefit) expense	(20.1)	(81.4)	(101.5)	132.3	e	30.8
Net Income (loss)	(33.4)	(137.5)	(170.9)	221.2		50.3

See the accompanying notes to the unaudited pro forma combined financial information.

IKARIA UNAUDITED PRO FORMA UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended December 31, 2014

(in millions, except per share data)

	Compound Holdings II, Inc. 3 Months Ended December 31, 2014	Pro Forma Adjustments		Pro Forma Ikaria 3 Months Ended December 31, 2014
Revenues:
Net Sales	96.1	—		96.1
Sales to related parties	5.2	—		5.2

Total revenues	101.3	—		101.3
Operating expenses:
Cost of sales	93.3	(78.3)	a	15.0
Selling, general and administrative	50.0	—		50.0
Research and development	12.1	—		12.1
Amortization of acquired intangibles	16.4	—		16.4
Merger transaction costs and expenses	—	—		—
Other operating (income) expense, net	(1.5)	—		(1.5)

Total operating costs and expenses	170.3	(78.3)		92.0

Income from operations	(69.0)	78.3		9.3
Other (expense) income:
Interest income	—	—		—
Interest expense	(19.8)	—		(19.8)
Loss on extinguishment of debt	—	—		—

Other expense, net	(19.8)	—		(19.8)

(Loss) income before income taxes	(88.8)	78.3		(10.5)
Income tax (benefit) expense	(33.1)	29.9	e	(3.2)
Net Income (loss)	(55.7)	48.4		(7.3)

See the accompanying notes to the unaudited pro forma combined financial information.

IKARIA UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended December 31, 2013

(in millions, except per share data)

	Ikaria, Inc. Three Months Ended December 31, 2013	Pro Forma Adjustments		Pro Forma Ikaria Three Months Ended December 31, 2013
Revenues:
Net Sales	93.3	—		93.3
Sales to related parties	4.9	—		4.9

Total revenues	98.2	—		98.2
Operating expenses:
Cost of sales	14.2	—		14.2
Selling, general and administrative	35.1	(2.5)	d	32.6
Research and development	25.2	(9.2)	b	16.0
Amortization of acquired intangibles	—	—		—
Merger transaction costs and expenses	—	—		—
Other operating (income) expense, net	1.2	—		1.2

Total operating costs and expenses	75.7	(11.7)		64.0

Income from operations	22.5	11.7		34.2
Other (expense) income:
Interest income	0.2	—		0.2
Interest expense	(23.1)	—		(23.1)
Loss on extinguishment of debt	—	—		—

Other expense, net	(22.9)	—		(22.9)

(Loss) income before income taxes	(0.4)	11.7		11.3
Income tax (benefit) expense	8.4	4.5	e	12.9
Net Income (loss)	(8.8)	7.2		(1.6)

See the accompanying notes to the unaudited pro forma combined financial information.

IKARIA UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended September 30, 2014

(in millions, except per share data)

	Pro Forma Ikaria Fiscal Year Ended December 31, 2014	Pro Forma Ikaria Three Months Ended December 31, 2014	Pro Forma Ikaria Three Months Ended December 31, 2013	Pro Forma Ikaria Twelve Months Ended September 30, 2014
Revenues:
Net Sales	395.1	96.1	93.3	392.3
Sales to related parties	10.8	5.2	4.9	10.5

Total revenues	405.9	101.3	98.2	402.8
Operating expenses:
Cost of sales	54.8	15.0	14.2	54.0
Selling, general and administrative	91.6	50.0	32.6	74.2
Research and development	37.4	12.1	16.0	41.3
Amortization of acquired intangibles	65.1	16.4	—	48.7
Merger transaction costs and expenses	—	—	—	—
Other operating (income) expense, net	(5.3)	(1.5)	1.2	(2.6)

Total operating costs and expenses	243.6	92.0	64.0	215.6

Income from operations	162.3	9.3	34.2	187.2
Other (expense) income:
Interest income	0.1	—	0.2	0.3
Interest expense	(81.3)	(19.8)	(23.1)	(84.6)
Loss on extinguishment of debt	—	—	—	—

Other expense, net	(81.2)	(19.8)	(22.9)	(84.3)

(Loss) income before income taxes	81.1	(10.5)	11.3	102.9
Income tax (benefit) expense	30.8	(3.2)	12.9	46.9
Net Income (loss)	50.3	(7.3)	(1.6)	56.0

See the accompanying notes to the unaudited pro forma combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(dollars in millions, except per share data and where indicated)

1.	Description of Transaction

Ikaria Acquisition.    On March 5, 2015, Mallinckrodt entered into the Ikaria Acquisition Agreement pursuant to which Mallinckrodt will acquire Ikaria, a fully-integrated biotherapeutics company focused on developing and commercializing innovative therapeutics and interventions designed for the critical care market, for cash consideration of $2.3 billion. In connection with the Ikaria Acquisition, Mallinckrodt International Finance S.A., a wholly-owned subsidiary of Mallinckrodt, has entered into debt financing commitments that, together with cash on hand, are expected to be sufficient to provide the funds necessary to consummate the Ikaria Acquisition. The financing may include the notes offered hereby and other sources of financing. The Ikaria Acquisition is expected to provide a platform for future revenue and earnings growth within Mallinckrodt’s Specialty Brands segment. Subject to customary closing conditions, the Ikaria Acquisition is currently expected to be completed in the second calendar quarter of 2015.

Questcor Acquisition.    On August 14, 2014, the Company acquired all of the outstanding common stock of Questcor, a biopharmaceutical company, for total consideration of approximately $5.9 billion, comprised of cash consideration of $30.00 per share, 0.897 ordinary shares of the Company for each share of Questcor common stock owned and the portion of outstanding equity awards deemed to have been earned as of August 14, 2014. The acquisition was funded through an issuance of approximately 57 million common shares, proceeds from the issuance of $900.0 million aggregate principle amount of senior unsecured notes, proceeds from a $700.0 million senior secured term loan facility, $150.0 million of cash from a receivable securitization program and cash on hand. Acthar ® Gel (repository corticotropin injection), Questcor’s primary product, is focused on the treatment of patients with serious, difficult-to-treat autoimmune and rare diseases. Acthar is an injectable drug that is approved by the U.S. Food and Drug Administration for use in 19 indications, including the areas of neurology, rheumatology, nephrology and pulmonology. Questcor also supplies specialty contract manufacturing services to the pharmaceutical and biotechnology industry through its wholly-owned subsidiary, Bio-Vectra, Inc.

Cadence Acquisition.    On March 19, 2014, Mallinckrodt acquired all of the outstanding common stock of Cadence, a biopharmaceutical company focused on commercializing products principally for use in the hospital setting, for $14.00 per share in cash, or a total consideration of approximately $1.3 billion. The Cadence acquisition was primarily funded through a $1.3 billion senior secured term loan credit facility. Cadence’s sole product, OFIRMEV, is a proprietary intravenous formulation of acetaminophen for the management of mild to moderate pain, the management of moderate to severe pain with adjunctive opioid analgesics and the reduction of fever. The Cadence acquisition added a growth product to Mallinckrodt’s Specialty Brands product portfolio and provided Mallinckrodt an opportunity to expand its reach into the adjacent hospital market, in which Cadence has established a strong presence.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements are based on the historical financial information of Mallinckrodt, Questcor and Cadence as previously provided in or derived from the respective company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the historical financial statements of Ikaria and Target included in this offering circular. The unaudited pro forma condensed combined statements of income for the fiscal year ended September 26, 2014, the three months ended December 26, 2014, the three months ended December 27, 2013 and the twelve months ended December 26, 2014 assume that the acquisitions of Cadence, Questcor and Ikaria and the related financings occurred on September 28, 2013. The unaudited pro forma condensed combined balance sheet as of December 26, 2014 assumes that the Ikaria Acquisition occurred on December 26, 2014. The Ikaria unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2014, the three months ended December 31, 2014 and the three months ended December 31, 2013 assume that the Target’s acquisition of Ikaria occurred on January 1, 2014.

The pro forma adjustments reflected in the unaudited pro forma condensed combined statements of income are based on items that are (i) directly attributable to the Ikaria, Questcor and Cadence acquisitions and the related financings, (ii) factually supportable and (iii) expected to have a continuing impact on the results of operations of Mallinckrodt. The pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are directly attributable to the Ikaria Acquisition and related financing and are factually supportable. The pro forma adjustments are preliminary and are based upon available information and certain assumptions, as described further in Note 7, Note 8 and Note 9, that management believes are reasonable. Actual results may differ from the information presented by the unaudited pro forma condensed combined financial statements (including the assumptions contained within the unaudited pro forma condensed combined financial statements).

The acquisitions of Cadence, Questcor and Ikaria have been accounted for using the acquisition method of accounting, with Mallinckrodt identified as the acquirer. Under the acquisition method of accounting, Mallinckrodt records all assets acquired and liabilities assumed at their respective acquisition-date fair values. The excess purchase price over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill. At this time, the valuation analysis and calculations necessary to arrive at the final estimates of the fair market value of Questcor and Ikaria assets acquired and liabilities assumed have not yet been finalized. As such, the assets and liabilities presented within the unaudited pro forma condensed combined financial information should be treated as preliminary values, and actual results may differ materially from the information presented. Additionally, this unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities, benefits from any synergies that may be derived from the Ikaria, Questcor and Cadence acquisitions or revenue growth that may be anticipated, all of which may have a material impact on Mallinckrodt’s results of operations following the acquisitions.

3.	Ikaria Purchase Price Allocation

The preliminary estimate of the Ikaria purchase price was determined as follows:

Cash consideration	$2,300.0
Debt assumed	(1,162.2)
Total consideration	$1,137.8

The following preliminary allocation of the Ikaria purchase price is based on Mallinckrodt’s preliminary estimates of the fair value of the tangible and intangible assets and liabilities of Ikaria, and was prepared using the historical book value of Ikaria assets and liabilities as of December 26, 2014. The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the date that the Ikaria Acquisition is completed. The final determination of the purchase price allocation may be materially different than the preliminary estimates used in this unaudited pro forma condensed combined financial information.

Total consideration	$1,137.8
Allocated to:
Cash and cash equivalents	$98.9
Inventory	150.0
Intangible assets	2,223.4
Goodwill	504.4
Other assets	149.8
Deferred tax liabilities, net	(770.8)
Other liabilities	(55.7)
Long-term debt	(1,162.2)

Net assets acquired	$1,137.8

4.	Historical Mallinckrodt

The financial information presented in the “Historical Mallinckrodt” column of the unaudited pro forma condensed combined statement of income for the twelve months ended December 26, 2014 represents the historical consolidated and combined statement of income of Mallinckrodt for the nine months ended September 26, 2014, which was derived by subtracting the condensed combined statement of income for the three months ended December 27, 2013 from the consolidated and combined statement of income for the fiscal year ended September 26, 2014, and adding the condensed consolidated statement of income for the three months ended December 26, 2014, as follows:

	Year Ended September 26, 2014	Three Months Ended December 27, 2013	Nine Months Ended September 26, 2014	Three Months Ended December 26, 2014	Twelve Months Ended December 26, 2014
Net sales	$2,540.4	$540.2	$2,000.2	$866.3	$2,866.5
Cost of sales	1,337.3	284.6	1,052.7	427.6	1,480.3
Gross profit	1,203.1	255.6	947.5	438.7	1,386.2
Selling, general and administrative expenses	842.1	146.2	695.9	262.5	958.4
Research and development expenses	166.9	39.0	127.9	42.4	170.3
Separation costs	9.6	2.2	7.4	—	7.4
Restructuring charges, net	128.6	8.0	120.6	7.2	127.8
Non-restructuring impairments	355.6	—	355.6	—	355.6
Gains on divestiture and license	(15.6)	(12.9)	(2.7)	(0.8)	(3.5)

Operating income (loss)	(284.1)	73.1	(357.2)	127.4	(229.8)
Interest expense	(82.6)	(9.8)	(72.8)	(48.8)	(121.6)
Interest income	1.5	0.3	1.2	0.1	1.3
Other (expense) income, net	1.8	(0.6)	2.4	4.1	6.5

Income (loss) from continuing operations before income taxes	(363.4)	63.0	(426.4)	82.8	(343.6)
Provision for income taxes	(44.8)	16.6	(61.4)	(9.3)	(70.7)

Income (loss) from continuing operations	$(318.6)	$46.4	$(365.0)	$92.1	$(272.9)

5.	Historical Cadence

The financial information presented in the “Historical Cadence” column of the unaudited pro forma condensed combined statement of income for the twelve months ended September 30, 2014 represents the historical condensed statement of operations of Cadence for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the statement of operations for the fiscal year ended December 31, 2013, and adding the unaudited financial information for the period January 1, 2014 to March 18, 2014. The financial information presented in the “Historical Cadence” column of the unaudited pro forma condensed combined statement of income for the three months ended December 27, 2013 represents the historical condensed statement of operations of Cadence for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the statement of operations for the fiscal year ended December 31, 2013. The financial information presented in the “Historical Cadence”

column of the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2014 represents the financial information of Cadence for the period prior to its acquisition by Mallinckrodt, which was derived from the unaudited financial information for the period January 1, 2014 to March 18, 2014. The chart below depicts the calculation of the “Historical Cadence” columns outlined above, as follows:

	Year Ended December 31, 2013	Nine Months Ended September 30, 2013	Three Months Ended December 31, 2013	January 1, 2014 to March 18, 2014	Twelve Months Ended September 30, 2014	Twelve Months Ended December 31, 2014
Revenues:
Product revenue, net	$110.5	$77.2	$33.3	$30.4	$63.7	$30.4
License revenue	2.0	—	2.0	—	2.0	—

Total net revenues	112.5	77.2	35.3	30.4	65.7	30.4

Costs and expenses:
Cost of product sales	37.9	26.3	11.6	9.8	21.4	9.8
Amortization of patent license	1.3	1.0	0.3	0.3	0.6	0.3
Research and development	6.7	4.7	2.0	1.4	3.4	1.4
Selling, general and administrative	94.5	70.3	24.2	48.7	72.9	48.7
Impairment of long-lived assets	—	—	—	—	—	—
Other expense	(0.4)	(0.6)	0.2	—	0.2	—

Total costs and expenses	140.0	101.7	38.3	60.0	98.5	60.2

Loss from operations	(27.5)	(24.5)	(3.0)	(29.7)	(32.8)	(29.8)
Other income (expense):
Interest income	0.1	0.1	—	—	—	—
Interest expense	(4.4)	(3.3)	(1.1)	(1.2)	(2.3)	(1.2)
Other income	7.6	7.6	—	—	—	—

Total other income (expense), net	3.3	4.4	(1.1)	(1.2)	(2.3)	(1.2)

Loss before income tax	(24.2)	(20.1)	(4.1)	(31.0)	(35.1)	(31.0)

Net loss	$(24.2)	$(20.1)	$(4.1)	$(31.0)	$(35.1)	$(31.0)

To conform with Mallinckrodt’s presentation, amortization of patent license and impairment of long-lived assets have been included in cost of sales and other expense has been included within selling, general and administrative expense in the unaudited pro forma condensed combined statements of income.

The results of Cadence from and after the acquisition date of March 19, 2014 are included within the “Historical Mallinckrodt” column of the unaudited pro forma condensed combined statements of income.

6.	Historical Questcor

The financial information presented in the “Historical Questcor” column of the unaudited pro forma condensed combined statement of income for the twelve months ended September 30, 2014 represents the historical condensed statement of operations of Questcor for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the statement of operations for the fiscal year ended December 31, 2013, adding the condensed statement of operations for the six months ended June 30, 2014 and adding the unaudited financial information for the period July 1, 2014 to August 14, 2014. The financial information presented in the “Historical Questcor” column of the unaudited pro forma condensed combined statement of income for the three months ended December 31, 2013 represents the historical condensed statement of operations of Questcor for the three months ended December 31, 2013, which was derived by subtracting the condensed statement of operations for the nine months ended September 30, 2013 from the statement of operations for the fiscal year ended December 31, 2013. The financial information presented in the “Historical Questcor” column of the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2014 represents the historical condensed statement of operations of Questcor for the six months ended June 30, 2014, and the financial information of Questcor for the period prior to its acquisition by Mallinckrodt, which was derived from the unaudited financial information for the period July 1, 2014 to August 14, 2014. The chart below depicts the calculation of the “Historical Questcor” columns outlined above, as follows:

	Year Ended December 31, 2013	Nine Months Ended September 30, 2013	Three Months Ended December 31, 2013	Six Months Ended June 30, 2014	July 1, 2014 to August 14, 2014	Twelve Months Ended September 30, 2014	Twelve Months Ended December 31, 2014
Revenue
Pharmaceutical net sales	$761.3	$531.1	$230.2	$471.2	$132.2	$833.6	$603.4
Contract manufacturing net sales	37.6	24.9	12.7	34.8	—	47.5	34.8

Total net sales	798.9	556.0	242.9	506.0	132.2	881.1	638.2
Cost of sales (exclusive of amortization of purchased technology)	74.3	53.4	20.9	44.6	10.9	76.4	55.5

Gross profit	724.6	502.6	222.0	461.4	121.3	804.7	582.7
Operating expenses:
Selling and marketing	153.0	114.1	38.9	103.9	24.0	166.8	127.9
General and administrative	56.4	41.1	15.3	49.5	47.7	112.5	97.2
Research and development	59.7	40.1	19.6	41.9	12.3	73.8	54.2
Depreciation and amortization	4.1	3.1	1.0	2.1	0.5	3.6	2.6
Change in fair value of contingent consideration	9.8	1.3	8.5	2.4	1.0	11.9	3.4
Impairment of goodwill and intangibles	0.7	0.7	—	—	—	—	—

Total operating expenses	283.7	200.4	83.3	199.8	85.5	368.6	285.3

Income from operations	440.9	302.2	138.7	261.6	35.8	436.1	297.4
Interest and other income, net	(1.0)	(1.0)	—	(1.0)	0.5	(0.5)	(0.5)
Foreign currency transaction loss	(0.5)	(0.5)	—	(0.1)	—	(0.1)	(0.1)

Income before income taxes	439.4	300.7	138.7	260.5	36.3	435.5	296.8
Income tax expense	146.9	98.1	48.8	89.8	12.3	150.9	102.1

Net income	$292.5	$202.6	$89.9	$170.7	$24.0	$284.6	$194.7

To conform with Mallinckrodt’s presentation, impairment of goodwill and intangibles has been included in cost of sales and selling and marketing, general and administrative, depreciation and amortization and change in fair value of contingent consideration have been included within selling, general and administrative expense in the unaudited pro forma condensed combined statements of income.

The results of Questcor from and after the acquisition date of August 14, 2014 are included within the “Historical Mallinckrodt” column of the unaudited pro forma condensed combined statements of income.

7.	Pro Forma Statements of Income Adjustments

Cadence Acquisition Pro Forma Adjustments

a. The fair value of the identifiable intangible asset, which relates to Cadence’s sole product, OFIRMEV, is $1.3 billion. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of income, the OFIRMEV intangible asset was assumed to have a useful life of eight years and was amortized on a straight-line basis. For the fiscal year ended September 26, 2014, historical Cadence patent amortization of $0.6 million was removed from cost of sales and $81.3 million of amortization was recorded for the OFIRMEV intangible asset. Additionally, the post-acquisition amortization expense recorded by Mallinckrodt in March 2014 of $4.8 million was removed from cost of sales. For the three months ended December 27, 2013, historical Cadence patent amortization of $0.3 million was removed from cost of sales and $40.6 million of amortization was recorded for the OFIRMEV intangible asset.

b. The fair value of Cadence’s inventory as of the acquisition date was $21.0 million. This step-up in inventory increased cost of sales during the fiscal year ended September 26, 2014 by $12.1 million as the acquired inventory was sold. As there is no continuing impact, this $12.1 million increase has been removed from cost of sales in the unaudited pro forma condensed combined statements of income for the fiscal year ended September 26, 2014.

c. Shipping and handling costs of $1.3 million for the fiscal year ended September 26, 2014 and $0.8 million for the three months ended December 27, 2013 have been reclassified in the unaudited pro forma condensed combined statements of income from cost of sales to selling, general and administrative expenses to conform with Mallinckrodt’s accounting policies.

d. In connection with the closing of the acquisition, Mallinckrodt terminated Cadence’s existing directors and officers (“D&O”) insurance policy and purchased a D&O insurance tail program providing six years of coverage for a net payment of $1.1 million, which will be amortized over the six-year coverage period. The pro forma adjustments for the fiscal year ended September 26, 2014 includes $0.2 million in amortization.

e. Reflects the removal of $17.6 million and $29.1 million in non-recurring acquisition-related costs expensed by Mallinckrodt and Cadence, respectively, during the fiscal year ended September 26, 2014.

f. In connection with the Cadence acquisition, Mallinckrodt entered into senior secured credit facilities consisting of a $1.3 billion term loan facility, with quarterly principal payments of 0.25% of the original principal amount of such term loan facility and the remainder due 2021, and a $250.0 million revolving credit facility due 2019, which was not utilized in the acquisition. Mallinckrodt incurred $32.4 million in deferred financing costs associated with the existing facilities. In addition, the term loan facility had an original issue discount of $3.3 million associated with it. Mallinckrodt also repaid

Cadence’s existing debt in connection with the acquisition. The following pro forma adjustments were made in the unaudited pro forma condensed combined statements of income to reflect the impact of these transactions on interest expense:

	Year Ended September 26, 2014	Three Months Ended December 27, 2013
Interest expense on the existing facilities(1)	$22.5	$11.4
Removal of Cadence historical interest expense	(2.3)	(1.1)
Removal of historical interest expense booked on facilities for March 2014	(1.3)	—
Amortization of deferred financing costs	2.5	1.3
Amortization of original issue discount	0.2	0.1

	$21.6	$11.7

(1)	Interest expense on the variable rate term loan facility has been calculated using the interest rate in effect as of September 26, 2014, or 3.50%. If the interest rate in effect were to have increased 1/8 of a percent during the periods presented, the interest expense on the existing facilities would have been $23.3 million for the fiscal year ended September 26, 2014 and $11.8 million for the three months ended December 27, 2013.

g. Reflects a reduction to tax expense of $12.9 million and $15.5 million, for the fiscal year ended September 26, 2014 and the three months ended December 27, 2013, respectively, associated with the tax effects of the pro forma adjustments at the applicable statutory income tax rates. Also includes a reduction to tax expense of $17.2 million and $9.3 million, for the fiscal year ended September 26, 2014 and the three months ended December 27, 2013, respectively, due to the increase in interest expense as well as changes in the internal capital structure resulting from the acquisition. Also represents a reduction to tax expense of $8.4 million and $1.5 million, for the fiscal year ended September 26, 2014 and the three months ended December 27, 2013, respectively, associated with the recognition of the tax benefit from the removal of the valuation allowance on current year’s net operating losses that become realizable as a result of the acquisition.

Questcor Acquisition Pro Forma Adjustments

h. The fair value of the identifiable intangible asset, which relates to Questcor’s product, Acthar, is $5,343.3 million. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of income, the Acthar intangible asset was assumed to have a useful life of 18 years and was amortized on a straight-line basis. For the fiscal year ended September 26, 2014, historical Questcor amortization of $8.7 million was removed from cost of sales and $296.9 million of amortization was recorded for the Acthar intangible asset. Additionally, the post-acquisition amortization expense recorded by Mallinckrodt in August and September 2014 of $34.3 million was removed from cost of sales. For the three months ended December 27, 2013, historical Questcor amortization of $2.6 million was removed from cost of sales and $74.2 million of amortization was recorded for the Acthar intangible asset.

i. The fair value of Questcor’s inventory as of the acquisition date was $67.9 million. This step-up in inventory increased cost of sales during the fiscal year ended September 26, 2014 by $13.7 million as the acquired inventory was sold. As there is no continuing impact, this $13.7 million increase has been removed from cost of sales in the unaudited pro forma condensed combined statements of income for the fiscal year ended September 26, 2014.

j. The fair value of the identifiable intangible assets related to BioVectra, Inc., a wholly-owned subsidiary of Questcor, is $34.5 million. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of income, the BioVectra intangible asset was assumed to have a useful life of 12 years and was amortized on a straight-line basis. For the fiscal year ended September 26, 2014, historical Questcor amortization of $2.7 million was removed from selling, general and administrative expenses and $3.3 million of amortization was recorded for the BioVectra intangible asset. Additionally, the post-acquisition amortization expense recorded by Mallinckrodt in August and September 2014 of $0.6 million was removed from selling, general and administrative expenses. For the three months ended December 27, 2013, historical Questcor amortization of $0.8 million was removed from selling, general and administrative expenses and $0.8 million of amortization was recorded for the BioVectra intangible asset.

k. Reflects the removal of $47.5 million and $44.2 million in non-recurring Questcor acquisition-related costs expensed by Mallinckrodt and Questcor, respectively, during the fiscal year ended September 26, 2014.

l. In connection with the acquisition of Questcor, certain subsidiaries of Mallinckrodt entered into $900.0 million eight-year 5.75% high-yield senior notes and a $700.0 million seven-year variable rate term loan facility as well as a $160.0 million three-year variable rate accounts receivable securitization facility (with an initial draw of $150 million). The term loan facility requires quarterly principal payments of 0.25% of the original principal amount of such term loan facility and had an original issue discount of $3.5 million. Additionally, certain subsidiaries of Mallinckrodt incurred approximately $38.0 million in deferred financing costs associated with the financing transactions. The following pro forma adjustments were made in the unaudited pro forma condensed combined statements of income to reflect the impact of these transactions on interest expense:

	Year Ended September 26, 2014	Three Months Ended December 27, 2013
Senior notes interest	$45.3	$12.9
Term loan interest(1)	21.2	6.1
Accounts receivable securitization facility interest(1)	1.3	0.4
Amortization of deferred financing costs	4.4	1.3
Amortization of original issue discount	0.4	0.1

	$72.5	$20.8

(1)	Interest expense on the variable rate term loan facility has been calculated using an estimated interest rate of 3.50%, and interest expense on the variable rate accounts receivable securitization facility has been calculated using an estimated interest rate of 0.96%. If the interest rate for each facility were to have increased 1/8 of a percent during the periods presented, the combined interest expense would have been $23.3 million for the fiscal year ended September 26, 2014 and $6.7 million for the three months ended December 27, 2013.

m. Reflects an increase to tax expense of $109.8 million and a reduction to tax expense of $26.2 million for the fiscal year ended September 26, 2014 and the three months ended December 27, 2013, respectively, associated with the tax effects of the pro forma adjustments at the applicable statutory income tax rates. Also includes a reduction to tax expense of $73.0 million and $20.6 million, for the fiscal year ended September 26, 2014 and the three months ended December 27, 2013, respectively, due to the increase in interest expense as well as changes in the internal capital structure resulting from the acquisition.

n. Per the terms of our merger agreement with Questcor, Questcor shareholders received 54.0 million ordinary shares of Mallinckrodt and Questcor vested equity award holders received 1.5 million ordinary shares of Mallinckrodt. This represents a pro-rated portion of the additional shares issued for the period prior to acquisition.

Ikaria Acquisition Pro Forma Adjustments

o. The fair value of the identifiable intangible asset, which relates to Ikaria’s product, INOMAX, is $1,942.0 million. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of income, the INOMAX intangible asset was assumed to have a useful life of 15 years and was amortized on a straight-line basis. For the fiscal year ended September 26, 2014 and three months ended December 31, 2014, historical Ikaria amortization of $48.8 million and $16.4 million, respectively, was removed from operating expenses. For the fiscal year ended September 26, 2014 and the three months ended December 27, 2013 and December 26, 2014, $129.5 million, $32.4 million and $32.4 million, respectively, of amortization was recorded in costs of sales for the INOMAX intangible asset.

p. Assumes certain subsidiaries of Mallinckrodt will enter into $500.0 million five-year 4.75% senior notes and $700.0 million ten-year 5.50% senior notes as well as a $240.0 million on the existing revolver at 3.00%. If the interest rate for each series of notes and the existing revolving facility were to have increased 1/8 of a percent during the periods presented, the combined interest expense would have been $71.3 million for the fiscal year ended September 26, 2014, $17.8 million for the three months ended December 26, 2014 and $17.8 million for the three months ended December 27, 2013. Additionally, certain subsidiaries of Mallinckrodt incurred approximately $30.0 million in deferred financing costs associated with the financing transactions. Mallinckrodt also repaid Ikaria’s existing debt in connection with the acquisition. The following pro forma adjustments were made in the unaudited pro forma condensed combined statements of income to reflect the impact of these transactions on interest expense:

	Year Ended September 26, 2014	Three Months Ended December 26, 2014	Three Months Ended December 27, 2013
Removal of Ikaria historical interest expense	$(84.6)	$(19.8)	$(23.1)
Five-year senior notes interest	23.8	6.0	6.0
Ten-year senior notes interest	38.5	9.6	9.6
Revolver interest	7.2	1.8	1.8
Amortization of deferred financing costs	4.0	1.0	1.0
	$(11.1)	$(1.4)	$(4.7)

q. Reflects a reduction to tax expense of $30.8 million, $6.1 million and $12.3 million for the fiscal year ended September 26, 2014, the three months ended December 26, 2014 and the three months ended December 27, 2013, respectively, associated with the tax effects of the pro forma adjustments at the applicable statutory income tax rates. Also includes a reduction to tax expense of $3.6 million, $1.4 million and $0.2 million, for the fiscal year ended September 26, 2014, the three months ended December 26, 2014 and the three months ended December 27, 2013, respectively, due to changes in the internal capital structure resulting from the acquisition.

8.	Pro Forma Balance Sheet Adjustments

As Cadence and Questcor were included within Mallinckrodt’s financial position as of December 26, 2014, no Cadence- and Questcor acquisition-related pro forma adjustments were made to the historical balance sheet of Mallinckrodt.

Ikaria Acquisition Pro Forma Adjustments

a. The following pro forma adjustments were made in the unaudited pro forma condensed combined balance sheet to reflect the anticipated impact of the acquisition and the assumed related financing transactions on cash and cash equivalents:

Proceeds from senior notes	$1,200.0
Proceeds from revolver	240.0
Payment for Ikaria outstanding shares and debt instruments	(2,300.0)
Transaction fees and costs	(20.0)
Deferred financing costs	(30.0)

$(910.0)

b. Reflects the estimated fair value adjustment to step-up Ikaria’s inventory to the preliminary fair value of $150.0 million. This step-up in inventory will increase cost of sales as the acquired inventory is sold, which Mallinckrodt estimates will be within nine to twelve months from the date of acquisition, based on December 31, 2014 inventory levels. As there is no continuing impact, the effect on cost of sales from the inventory step- up is not included in the unaudited pro forma condensed combined statements of income.

c. Represents a decrease in current deferred tax assets of $12.0 million, an increase to current deferred tax liabilities of $25.5 million and an increase to non-current deferred tax liabilities of $479.0 million, primarily resulting from estimated fair value adjustments for the inventory and identifiable intangible asset. The estimate of deferred taxes from fair value adjustments was determined based on the excess of book basis from fair value accounting over the tax basis of the inventory and identifiable intangible assets at a 38.2% statutory tax rate.

d. Based on Mallinckrodt’s preliminary estimate, the excess of purchase price over net tangible and intangible assets acquired resulted in goodwill of approximately $516.6 million, which represents the assembled workforce, anticipated synergies and the tax-free nature of the transaction. The goodwill is not deductible for U.S. income tax purposes.

e. Reflects the preliminary fair value of the identifiable intangible assets acquired of $2,223.4 million. The intangible assets include the rights to the technology and patents of Ikaria’s product, INOMAX, which is preliminarily expected to be amortized on a straight-line basis over a useful life of 15 years, and non-amortizable in-process research and development. The fair value of the intangible assets was determined using the income approach, which is a valuation technique that provides an estimate of the fair value of the asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life.

f. The following pro forma adjustments were made in the unaudited pro forma condensed combined balance sheet to reflect the impact of the anticipated financing transactions on other assets and liabilities. Anticipated impact of the following transactions on cash and cash equivalents is included within pro forma adjustment “a”.

	Balance Sheet Line Item	Amount
Removal of Ikaria historical deferred financing costs	Other assets	$(31.2)
Repayment of Ikaria historical term loan	Current maturities of long-term debt	(69.8)
Repayment of Ikaria historical term loan	Long-term debt	(1,092.3)
Deferred financing costs	Other assets	30.0
Senior notes—2020	Long-term debt	500.0
Senior notes—2025	Long-term debt	700.0
Revolver	Long-term debt	240.0

g. Ikaria’s historical equity accounts (the total of which is equal to its net book value) were eliminated as a result of the acquisition.

h. Anticipated acquisition-related costs of $20.0 million are reflected as a reduction to retained earnings in the unaudited pro forma condensed combined balance sheet. The costs, which will be expensed as incurred, are expected to include investment banking fees, filing fees, legal fees, accounting fees and other costs directly related to the acquisition.

9.	Ikaria Pro Forma Statement of Operations Adjustments

a. Target recorded an inventory step-up adjustment of $326.4 million as part of its acquisition of Ikaria on February 12, 2014. This step-up in inventory increased cost of sales during the fiscal year and three months ended December 31, 2014 by $287.7 million and $78.3 million, respectively, as the acquired inventory was sold. As there is no continuing impact, this $287.7 million and $78.3 million increase has been removed from cost of sales in the unaudited pro forma condensed combined statements of operations for the fiscal year and three months ended December 31, 2014, respectively.

b. Represents the removal of $1.1 million and $9.2 million of research and development expenses for the fiscal year ended December 31, 2014 and the three months ended December 31, 2013, respectively. These represent direct expenses that were incurred prior to the date of the transaction and were directly related to the research and development programs that were included in the Bellerophen Spin-Out transaction.

c. The fair value of the identifiable intangible assets at the time Target’s acquisition of Ikaria was $913.0 million. For the purpose of determining additional pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of income, the intangible asset was assumed to have a useful life of 15 years and was amortized on a straight-line basis. For the fiscal year ended December 31, 2014, an additional $7.6 million of amortization was added to reflect the amortization related to the period prior to the transaction (January 1, 2014—February 12, 2014).

d. Reflects the removal of $2.5 million and $72.3 million in non-recurring acquisition-related costs expensed by Ikaria and Target, during the three months ended December 31, 2013 and the fiscal year ended December 31, 2014, respectively.

e. Reflects an increase to tax expense of $132.3 million, $29.9 million and $4.5 million, for the fiscal year ended December 31, 2014, the three months ended December 31, 2014 and the three months ended December 31, 2013, respectively, associated with the tax effects of the pro forma adjustments at the applicable statutory income tax rates.